UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

PROLOGIS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-13545	94-3281941
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices, including Zip Code)

(415) 394-9000

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 5, 2015, Prologis, Inc. (the “Company”) renewed a previously established “at-the-market” equity offering program and added managers to the program. On February 5, 2015, the Company entered into an Equity Distribution Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (collectively, the “Managers”), pursuant to which the Company appointed the Managers to act as its sales agents with respect to the issuance and sale over time and from time to time of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $750,000,000 (the “Shares”) in an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended. A copy of the Agreement has been filed as Exhibit 1.1 to this report and is incorporated herein by reference. Pursuant to the Agreement, each of the Managers is entitled to receive compensation in the amount of up to 2.0% of the gross sales price of the Shares sold by it pursuant to the Agreement. The offering of the Shares will terminate upon the earlier of (i) the sale of all of the shares of the Company’s common stock subject to the Agreement, or (ii) termination of the Agreement upon the occurrence of certain events.

This renewed “at-the-market” equity offering program replaces and supersedes the program the Company previously established on June 26, 2013. The $750 million aggregate offering price of the Shares to be offered under this program includes shares of common stock that remain unsold under the previous program.

The Shares are subject to the Registration Statement that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2014 relating to the public offering from time to time of securities of the Company pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with the Company filing with the SEC a prospectus supplement, dated February 5, 2015, to the Company’s prospectus, dated April 16, 2014, relating to the public offering of the Shares, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01 – Financial Statements and Exhibits.”

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of February 5, 2015, among Prologis, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: February 5, 2015	By:	/s/ Edward S. Nekritz
	Name: Title:	Edward S. Nekritz Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of February 5, 2015, among Prologis, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in Exhibit 5.1 hereto).